Exhibit 99.1
Envista Holdings Corporation Appoints Three New Members to Leadership Team

BREA, Calif., -- Envista Holdings Corporation (NYSE: NVST) today announced the expansion of its leadership team, with the recent appointments of Robert Befidi as President, Diagnostics; Suraj Satpathy as Chief Human Resources Officer; and Andrew Chen as Chief Information Officer.

Robert Befidi joins Envista from 3M, where he most recently was President of the Separation and Purification Sciences Division, a global filtration technology leader. He has held several senior executive roles in the 3M Health Care Business Group, including leading Global Marketing, Strategy, M&A, and Data Security & Compliance. Before 3M, Robert worked in private equity, consulting, tech, and investment banking research. He co-founded Gordian Capital, a private equity company where he led capital raising, deal origination, industry research, transaction structuring, and portfolio management.

Suraj Satpathy joins Envista Holdings Corporation from Cepheid, a global diagnostics company under the Danaher Corporation, where he most recently served as the Senior Vice President of Human Resources and Internal Communications. Suraj joined Cepheid in 2021 and was instrumental in supporting the company's hypergrowth by building leadership capabilities and talent processes, shaping culture, and scaling HR infrastructure. Before Cepheid, Suraj spent nearly 14 years at Gilead Sciences, where he held various human resources leadership roles, including Vice President of Human Resources for Europe, Middle East, Australia, and Canada.

Andrew Chen joins Envista from Kite Pharma, an industry leading cell therapy biotech, where he most recently was Chief Information Officer. Prior to Kite, Andrew held senior Information Technology leadership positions across multiple industries, including Seattle Genetics, AstraZeneca, JP Morgan Chase, DuPont, and Bank of America. Andrew brings over 30 years’ experience in IT, with the last 17 years in the healthcare industry, spanning Asia, Europe, LATAM, and US.
Patrik Eriksson, Nobel Biocare current president, will depart the organization December 31, 2023 to pursue other opportunities. Amir Aghdaei, CEO Envista, is working directly with the Nobel Biocare leadership team to expand the business’ capabilities and accelerate growth in 2024 until a permanent successor is named.

“Envista and our customers will benefit from the leadership and expertise of Robert, Andrew, and Suraj,” said Amir. “We intend to digitize, personalize, and democratize oral care and I am confident the expansion of our leadership capabilities with these individuals will further enhance our core values of customer centricity, innovation, respect, continuous improvement, and leadership. Furthermore, on behalf of the entire Envista team, I want to thank Patrik Eriksson for his 11+ years of dedicated service to the company and our customers.”

Additionally, an external search for the Chief Financial Officer position is underway as we look to appoint a permanent successor in the near future.

ABOUT ENVISTA HOLDINGS CORPORATION

Envista is a global family of more than 30 trusted dental brands, including Nobel Biocare, Ormco, DEXIS, and Kerr united by a shared purpose: to partner with professionals to improve lives. Envista helps its customers deliver the best possible patient care through industry-leading dental consumables, solutions, technology, and services. Its comprehensive portfolio, including dental implants and treatment options, orthodontics, and digital imaging technologies, covers a wide range of dentists' clinical needs for diagnosing, treating, and preventing dental conditions as well as improving the aesthetics of the human smile. With a foundation comprised of the proven Envista Business System (EBS) methodology, an experienced leadership team, and a strong culture grounded in continuous improvement, commitment to innovation, and deep customer focus, Envista is well equipped to meet the end-to-end needs of dental professionals worldwide. Envista is one of the largest global dental products companies, with significant market positions in some of the most attractive segments of the dental products industry. For more information, please visit www.envistaco.com.

FOR FURTHER INFORMATION
Melissa Morrison
Vice President, Communication
Envista Holdings Corporation
200 S. Kraemer Blvd., Building E
Brea, CA 92821
Telephone: (714) 817-7000
SOURCE Envista Holdings Corporation